FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 26, 1997

                        Commission File Number 333-26601

                                METALS USA, INC.
             (Exact name of Registrant as Specified in its Charter)

              DELAWARE                             76-0533626
    (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)           Identification Number)

         THREE RIVERWAY, SUITE 600
              HOUSTON, TEXAS                             77056
(Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: (713) 965-0990
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                                METALS USA, INC.

                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 26, 1997, Metals USA, Inc. ("Metals") completed the acquisition of four metal processing companies with combined net sales of approximately $255 million. These companies include Jeffreys Steel Company ("Jeffreys"), Meier Metal Servicenters, Inc. ("Meier"), Harvey Titanium Ltd. ("Harvey"), and the business of Federal Bronze Products Inc. ("Federal Bronze"). Metals acquired the four companies for a combination of cash and stock. The consideration paid was determined by negotiations between appropriate representatives of Jeffreys, Meier, Harvey, Federal Bronze and Metals. Total consideration for the acquisitions consisted of 5,315,946 shares of Metals' common stock and cash of $43.4 million. The cash component of the purchase acquisition was paid with borrowings from Metals' existing $150.0 million revolving credit facility. For financial accounting purposes, the acquisition of Jeffreys has been accounted for under the "pooling-of-interests" method, and the acquisitions of Meier and Harvey and the business of Federal Bronze have been accounted for under the purchase method.

    Jeffreys was founded by Mr. Leon Jeffreys in 1966 and is headquartered in Mobile, Alabama. Jeffreys operates steel service centers in the south and southeastern United States. These service center operations include the original location in Mobile, Alabama and additional locations in Muscle Shoals and Attalla, Alabama; Columbus, Mississippi; Kenner, Louisiana; Jacksonville, Lakeland and Ft. Lauderdale, Florida; and Oakwood, Georgia. Jeffreys is a value-added processor/service center specializing in steel plate and structural components and provides products and services to the marine (including new ship construction and repair), offshore oil and gas, construction and fabrication, transportation, pulp and paper and chemical industries. Jeffreys had fiscal 1997 net sales of $126.9 million and currently has 450 employees. Leon Jeffreys, the Founder of Jeffreys and currently Chairman of the Board, will become a director of Metals.

    Meier, headquartered in Hazel Park, Michigan, was founded in 1945 by Louis
F. Meier and operates primarily in the upper midwest and southeastern regions of the United States. Meier operates service centers in Hazel Park and Grand Rapids, Michigan; Chicago, Illinois; Dayton and Cleveland, Ohio; and Greensboro, North Carolina and is a value-added processor and distributor of nonferrous metals, including aluminum, brass, copper, bronze and stainless steel. Meier sells its products to customers in the tool and die, screw machine products, industrial machinery, transportation and aerospace industries. Meier had fiscal 1996 net sales of $61.4 million and currently has 113 employees.

    Harvey, headquartered in Santa Monica, California, was founded in 1978 by Barry Harvey and operates on a global basis through its international sales office in the United Kingdom and through agents around the world. Harvey is a value-added metal service center supplying primarily custom orders of titanium products, as well as nickel-based alloys, vacuum melted stainless steels and other exotic alloys. Harvey's customers are primarily in the aerospace industry, however Harvey also serves customers in the recreation, petrochemical and biomedical industries. Harvey had fiscal 1997 net sales of $52.9 million and currently has 51 employees.

    Federal Bronze, headquartered in Newark, New Jersey, was founded in 1947 by Steve Stefiuk and operates primarily in the northeast region of the United States. Federal Bronze is a specialty metals processor, providing products and services primarily to the fluid power, machine tool, power transmission, and the pump and valve industries. Federal Bronze had fiscal 1996 net sales of $12.8 million and currently has 53 employees. The business assets and assumed liabilities of Federal Bronze were acquired by a newly organized wholly owned subsidiary of Metals, Federal Bronze Alloys Inc.

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ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

    (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

    Metals believes that it is impractical to provide financial statements of the companies acquired on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

    (B) PRO FORMA FINANCIAL INFORMATION

    Metals believes that it is impractical to provide pro forma financial information reflecting the four acquisitions, and will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

    (C) EXHIBITS:

    10.31 Agreement and Plan of Merger dated as of September 26, 1997 by and among Metals USA, Inc., HTL Acquisition Corp., Harvey Titanium, Ltd. and the Seller named therein.
    10.32 Agreement dated September 26, 1997 by and among Metals USA, Inc., Jeffreys Steel Company, Inc. and the Stockholders named therein.
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.


                                                 METALS USA, INC.

Date: October  1, 1997                           By: TERRY L. FREEMAN
                                                     Terry L. Freeman
                                                 Vice President and Corporate
                                                 Controller